UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 30, 2019

Kibush Capital Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55256
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o CSC Services of Nevada, Inc.

2215-B Renaissance Drive

Las Vegas, Nevada 89119

(Address of principal executive offices)

Phone: +(61) 398464288

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DLCR	OTCBB

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On December 30, 2019, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series C Preferred Stock (the “Designation” and the “Series C Preferred Stock”). The Board of Directors authorized the issuance of 101 shares of Series C Preferred Stock, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series C Preferred Stock, which was filed and approved by the State of Nevada on December 30, 2019, include the right to vote in aggregate, on all shareholder matters as follows:

Each one (1) share of Series C Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 443,354,541, the voting rights of one share of the Series C Preferred Stock shall be equal to 9,047,663 (e.g. (0.019607 x 443,354,541) / 0.49) – (0.019607 x 443,354,541) = 9,047,663).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series C Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Articles of Incorporation or by-laws.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on December 30, 2019, is attached hereto as Exhibit 3.01 of this Report and is incorporated by reference herein.

On January 9, 2020, the Board of Directors, with the approval of a majority vote of the shareholders approved the filing of a Certificate of Amendment of Designation of the Company’s Series B Preferred Stock (“Series B Preferred Stock”). The Board of Directors authorized the increase of authorized shares of the Series B Preferred Stock to 34,999,899 shares by filing the Certificate of Amendment of Designation with the Nevada Secretary of State. The terms of the Certificate of Amendment of Designation of the Series B Preferred Stock, which was filed and approved by the State of Nevada on January 9, 2020 have not otherwise changed as previously filed and disclosed.

A copy of the Certificate of Amendment of Designation that was filed with the Nevada Secretary of State on January 9, 2020, is attached hereto as Exhibit 3.02 of this Report and is incorporated by reference herein.

ITEM 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit
3.01	Copy of the Certificate of Designation of Series C Preferred Stock, dated December 30, 2019, filed with the Nevada Secretary of State	Filed Herewith.
3.02	Copy of the Certificate of Amendment of Designation of Series B Preferred Stock, dated January 9, 2020, filed with the Nevada Secretary of State	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kibush Capital Corp.

Date: January 9, 2020	By:	/s/ Warren Sheppard
Warren Sheppard
President & CEO